Consent of Independent Public Accountants


We hereby consent to the incorporation by reference in the Registration Statements of Birmingham Utilities, Inc., on Form S-8 dated July 25, 1995 and in the Prospectus constituting part of the Registration Statement of Birmingham Utilities, Inc., on Form S-3 dated June 12, 1995 of our report dated February 3, 1999 and appearing in the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the year ended December 31, 1998.


March 29, 1999           /s/ Dworken, Hillman, LaMorte & Sterczala